Exhibit 4.3

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SCHEDULE

TO BE INSERTED IN SECTION A

Standard Condition 1. Definitions and Interpretation

1.	In these standard conditions, unless the context otherwise requires:

	the “Act”	means the Electricity Act 1989.

	“affiliate”	in relation to the licensee, means any holding company of the licensee, any subsidiary of the licensee or any subsidiary of a holding company of the licensee, in each case within the meaning of sections 736, 736A and 736B of the Companies Act 1985.

	“Application Regulations”	means the Electricity (Applications for Licences and Extensions and Restrictions of Licences) Regulations 2004, or any amendment or replacement thereof for the time being in force pursuant to section 6A of the Act.

	“appropriate auditor”	for the purposes of Section C only, has the meaning given in paragraph 8 of standard condition 42 (Regulatory Accounts)

	“appropriate time”	for the purposes of standard condition 39 only (Restriction on Use of Certain Information and Independence of the Distribution Business), has the meaning given in that condition.

	“auditors”	means the licensee’s auditors for the time being holding office in accordance with the requirements of the Companies Act 1985.

	“authorised”	in relation to any business or activity, means authorised by licence granted or treated as granted under section 6 of the Act, or by exemption granted under section 5 thereof.

	“authorised electricity operator”	means any person (other than the licensee) who is authorised to generate, participate in the transmission of, distribute or supply electricity and includes any person who has made an application to be so authorised which has not been refused and any person

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transferring electricity to or from or across an interconnector or Scottish interconnection or who has made an application for use of an interconnector or Scottish interconnection which has not been refused.

the “Authority”	means the Gas and Electricity Markets Authority established under section 1 of the Utilities Act 2000.

“basic meter asset provision”	for the purposes of Section C only, has the meaning given in paragraph 3(a) of standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services).

“basic meter operation”	for the purposes of Section C only, has the meaning given in paragraph 3(b) of standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services).

“BETTA”	means the British electricity trading and transmission arrangements, being those arrangements which are provided for in Chapter 1 of Part 3 of the Energy Act 2004.

“BETTA go-live date”	means the date which the Secretary of State indicates in a direction shall be the BETTA go-live date.

“British Grid Systems Agreement”	for the purposes of standard condition 30B (BETTA Run-off Arrangements Scheme) only, has the meaning given in that condition.

“BSC”	for the purposes of Section B only, has the meaning given in standard condition 10 (Balancing and Settlement Code and NETA Implementation).

“ BSC Framework Agreement”	for the purposes of standard condition 10 (Balancing and Settlement Code and NETA Implementation) only, has the meaning given in that condition.

“bilateral agreement”	for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“charge restriction conditions”	has the same meaning as in special condition A1 (Definitions and interpretation).

“competent authority”	for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business)

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only, has the meaning given in that condition.

“confidential information”	for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“connection charges”	means charges made or levied, or to be made or levied, by the licensee for the provision of connections or the modification or retention of existing connections to the licensee’s distribution system at entry or exit points, whether or not such charges or any part of them are annualised, and may include, as appropriate, costs relating to any of the matters that are mentioned in paragraph 5 of standard condition 4B (Connection Charging Methodology).

“connection charging methodology”	means the principles on which and the methods by which, for the purposes of achieving the objectives referred to in paragraph 3 of standard condition 4B (Connection Charging Methodology), connection charges are determined.

“construction agreement”	for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“Consumer Council”	means the Gas and Electricity Consumer Council established under section 2 of the Utilities Act 2000.

“convenience customers”	means customers supplied or requiring to be supplied at any premises which are directly connected to the licensee’s distribution system but are situated within the distribution services area of a distribution services provider other than the licensee.

“core industry documents”	for the purposes of standard conditions 10 (Balancing and Settlement Code and NETA Implementation) and 11 (Change Coordination for NETA) only, has the meaning given in standard condition 10; and for the purposes of standard condition 26 Compliance with CUSC) only, has the meaning given in that condition.

“cross-default obligation”	for the purposes of standard condition 47 (Indebtedness) and standard condition BA6 (Indebtedness) only, has the meaning given in

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that condition.

“CUSC”	for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“CUSC Framework Agreement”	for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“customer”	for the purposes of standard condition 49 (Quality of Service Incentive Scheme and Associated Information) and special condition C2 (Calculation of the charge restriction adjustments arising from performance in respect of quality of service) only, has the meaning given in the quality of service rigs, otherwise,

means any person supplied or requiring to be supplied with electricity at any premises in Great Britain, but does not include any authorised electricity operator in its capacity as such.

“data aggregation”	has the meaning given in standard condition 36A (Requirement to Offer Terms for the Provision of Data Services).

“data processing”	has the meaning given in standard condition 36A (Requirement to Offer Terms for the Provision of Data Services).

“data retrieval”	has the meaning given in standard condition 36A (Requirement to Offer Terms for the Provision of Data Services).

“data services”	for the purposes of Section C only, has the meaning given in standard condition 36A (Requirement to Offer Terms for the Provision of Data Services).

“data transfer service”	for the purposes of Section C only, has the meaning given in standard condition 32 (Interpretation of Section C (Distribution Services Obligations)).

“declared net capacity”	means, in relation to generation plant, the highest generation of electricity at the main alternator terminals which can be maintained for an indefinite period of time without causing damage to the plant, less so much of

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that capacity as is consumed by the plant.

“de minimis business”	for the purposes of Section C only, has the meaning given in paragraph 4(a) of standard condition 43 (Restriction on Activity and Financial Ring Fencing)

“DG”	for the purposes of standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding, and Registered Power Zones) only, has the same meaning as in special condition A1 (Definitions and interpretation).

“DG rigs”	for the purposes of standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones) only, means the regulatory instructions and guidance for the time being in force in relation to the incentive schemes established under that condition.

“directly connected”	in relation to any premises, means so connected to the licensee’s distribution system that the final connection to the premises is from that system (and “indirectly connected” means other than directly connected).

“disposal”	for the purposes of standard condition 29 (Disposal of Relevant Assets) only, has the meaning given in that condition.

“distribution arrangements”	has the meaning given in standard condition 25 (Long Term Development Statement).

“distribution business”	means a business of the licensee or, in relation to sub paragraphs (a) and (c), of any affiliate or related undertaking of the licensee, which (except to the extent otherwise specified by the Authority in a direction to the licensee) comprises any of the following activities:

(a) the distribution of electricity through the licensee’s distribution system, including any business in providing connections to such system;

(b) the provision of the services specified in paragraph 3 of standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services); or

(c) the provision of the services specified in

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paragraphs 2(a) and 2(b) of standard condition 36A (Requirement to Offer Terms for the Provision of Data Services),

and in any of the above cases includes any business ancillary thereto.

“distribution business activities”	means those activities of the licensee which comprise the following:

(a) distribution services, (excluding metering services);

(b) metering services;

(c) de minimis business; and

(d) excluded services.

“Distribution Code”	means a distribution code required to be prepared by a licensed distributor pursuant to standard condition 9 (Distribution Code) and approved by the Authority as revised from time to time with the approval of the Authority.

“distribution licence”	means a licence granted or treated as granted under section 6(1)(c) of the Act.

“distribution services”	means all services provided by the licensee as part of its distribution business other than excluded services.

“distribution services area”	has the meaning given at paragraph 5(b) of standard condition 2 (Application of Section C (Distribution Services Obligations)).

“Distribution Services Direction”	has the meaning given in standard condition 2 (Application of Section C (Distribution Services Obligations)).

“distribution services provider”	means a licensed distributor in whose licence Section C has effect.

“distribution system”	means the system consisting (wholly or mainly) of electric lines owned or operated by an authorised distributor and used for the distribution of electricity from grid supply points or generation sets or other entry points to the points of delivery to customers or authorised electricity operators or any transmission licensee within Great Britain in its capacity as operator of a transmission system,

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and includes any remote transmission assets (owned by a transmission licensee within England and Wales) operated by such distributor and any electrical plant, meters and metering equipment owned or operated by such distributor in connection with the distribution of electricity, but does not include any part of a transmission system.

“domestic customer”	means a customer supplied or requiring to be supplied with electricity at domestic premises (but excluding such customer insofar as he is supplied or requires to be supplied at premises other than domestic premises).

“domestic premises”	means premises at which a supply is taken wholly or mainly for domestic purposes.

“Electricity Arbitration Association”	for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“electricity supplier”	means any person authorised to supply electricity.

“estimated costs”	for the purposes of standard condition 3 (Payments by the Licensee to the Authority) only, has the meaning given in that condition.

“excluded services”	means those services provided by the licensee as part of its distribution business which in accordance with special condition A2 (Scope of the charge restriction conditions) fall to be treated as excluded services.

“existing connection”	means, in relation to any premises, an existing connection to the licensee’s distribution system which does not require modification, or a new or modified connection to such system in respect of which all works have been completed, such that in either case electricity is able to be supplied to the premises in accordance with the terms of the relevant supply agreement.

“external distribution activities”	for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“financial year”	subject to standard condition 42A (Change of Financial Year) (where applicable), means a

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period of 12 months beginning on 1 April of any year and ending on 31 March of the following calendar year.

“Fuel Security Code”	for the purposes of Section B only, has the meaning given in standard condition 16 (Security Arrangements).

“generation set”	means any plant or apparatus for the production of electricity and where appropriate includes a generating station comprising more than one generation set.

“Grid Code”	means a Grid Code which a transmission licensee is required to have in place pursuant to its transmission licence.

“grid supply point”	means any point at which electricity is delivered from a transmission system to any distribution system.

“holding company”	means a company within the meaning of sections 736, 736A and 736B of the Companies Act 1985.

“indebtedness”	for the purposes of standard condition 47 (Indebtedness) and standard condition BA6 (Indebtedness) only, has the meaning given in that condition.

“information”	means information (other than information that is subject to legal privilege) in any form or medium whatsoever and of any description specified by the Authority, and includes any documents, accounts, estimates, returns, records or reports and data of any kind, whether or not prepared specifically at the request of the Authority.

“interconnection”	means:

the 275 kV and 400 kV circuits between and including the associated switchgear at Harker substation in Cumbria and the associated switchgear at Strathaven substation in Lanarkshire;

the 275 kV transmission circuit between and including the associated switchgear at Cockenzie in East Lothian and the associated switchgear at Stella in Tyne and Wear; and

the 400 kV transmission circuit between and

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including the associated switchgear at Torness in East Lothian and the associated switchgear at Stella in Tyne and Wear,

all as existing at the date on which the transmission licence comes into force as from time to time maintained, repaired or renewed, together with any alteration, modification or addition (other than for the purposes of maintenance, repair or renewal) which is primarily designed to effect a permanent increase in one or more particular interconnection capacities as they exist immediately prior to such alteration, modification or addition and as from time to time maintained, repaired or renewed; and

the 132 kV transmission circuit between and including (and directly connecting) the associated switchgear at Chapelcross and the associated switchgear at Harker substation in Cumbria; and

the 132 kV transmission circuit between and including (and connecting, via Junction V) the associated switchgear at Chapelcross and the associated switchgear at Harker substation in Cumbria,

all as existing at the date on which the transmission licence comes into force and as from time to time maintained, repaired or renewed.

“interconnector”	means the electric lines and electrical plant and meters owned or operated by a transmission licensee solely for the transfer of electricity to or from a transmission system into or out of England and Wales.

“investment”	for the purposes of Section C only, has the meaning given in standard condition 43 (Restriction on Activity and Financial Ring Fencing); and

for the purposes of Section BA only, has the meaning given in standard condition BA2 (Restriction on Activity and Financial Ring Fencing).

“investment grade issuer credit rating”	for the purposes of Section C only, has the meaning given in standard condition 46

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(Credit Rating of the Licensee); and

for the purposes of Section BA only, has the meaning given in standard condition BA5 (Credit Rating of Licensee).

“issuer credit rating”	for the purposes of Section C only, has the meaning given in standard condition 46 (Credit Rating of the Licensee)

“licensed distributor”	means any holder of a distribution licence.

“licensee’s Distribution Code”	means the distribution code required to be prepared by the licensee pursuant to standard condition 9 (Distribution Code) and approved by the Authority as revised from time to time with the approval of the Authority.

“licensee’s distribution system”	means the distribution system owned or operated by the licensee.

“Master Registration Agreement”	means the agreement of that title referred to and comprising such matters as are set out in standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement) and standard condition 37 (The Metering Point Administration Service and the Master Registration Agreement).

“metering equipment”	includes any electricity meter and any associated equipment which materially affects the operation of that meter.

“Metering Point Administration Service”	means the service to be established, operated and maintained by the licensee in accordance with standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement).

“metering point administration services”	means the services of the Metering Point Administration Service established in accordance with standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement) or, where the context requires, in accordance with standard condition 37 (The Metering Point Administration Service and the Master Registration Agreement).

“Metering Point Administration Service operator”	has the meaning given in standard condition 38 (Establishment of a Data Transfer Service).

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“metering services”	means services relating to the provision, operation and maintenance of metering equipment.

“non-domestic customer”	means a customer who is not a domestic customer.

“non-GB trading and transmission arrangements”	for the purposes of standard condition 30B (BETTA Run-off Arrangements Scheme) only, has the meaning given in that condition.

“other Distribution Codes”	means the distribution codes which the holders of a distribution licence (other than the licensee) are required to draw up and have approved by the Authority pursuant to standard condition 9 (Distribution Code) of their distribution licence, as from time to time revised with the approval of the Authority.

“owned”	in relation to an electricity meter or other property, includes leased and cognate expressions shall be construed accordingly.

“participating interest”	has the meaning given by section 260 of the Companies Act 1985 as amended by section 22 of the Companies Act 1989.

“permitted purpose”	for the purposes of Section C only, has the meaning given in standard condition 32 (Interpretation of Section C (Distribution Services Obligations)); and

for the purposes of Section BA only, has the meaning given in standard condition BA2 (Restriction on Activity and Financial Ring Fencing).

“price control review information”	for the purposes of standard condition 52 (Price Control Review Information) only, has the meaning given in that condition.

“quality of service rigs”	for the purposes of standard condition 49 (Quality of Service Incentive Scheme and Associated Information) only, means the regulatory instructions and guidance established under that condition.

“regulatory instructions and guidance”	for the purposes of Section C only, means any instructions and guidance issued by the Authority in relation to the collection and

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reporting of specified information.

“related undertaking”	in relation to the licensee, means any undertaking in which the licensee has a participating interest.

“relevant asset”	means any asset for the time being forming part of the licensee’s distribution system, any control centre for use in conjunction therewith, and any legal or beneficial interest in land upon which any of the foregoing is situate (which, for the purposes of property located in Scotland, means any estate, interest, servitude or other heritable or leasehold right in or over land including any leasehold interests or other rights to occupy or use such property and any contractual or personal rights relating to such property or the acquisition thereof).

“relevant documents”	for the purposes of standard condition 30B (BETTA Run-off Arrangements Scheme) only, has the meaning given in that condition.

“relevant duties”	for the purposes of standard condition 40 (Appointment of a Compliance Officer) only, has the meaning given in that condition.

“relevant proportion”	for the purposes of standard condition 3 (Payments by Licensee to the Authority) only, has the meaning given in that condition.

“relevant year”	for the purposes of:

(i) standard condition 3 (Payments by the Licensee to the Authority) only, has the meaning given in that condition;

(ii) standard condition 48 (Last Resort Supply: Payment Claims) only, has the meaning given in that condition; and

(iii) standard condition 50 (Price Control Revenue Reporting and Associated Information) only, has the meaning given in that condition.

“relinquishment of operational control”	for the purposes of standard condition 29 (Disposal of Relevant Assets) only, has the meaning given in that condition.

“remote transmission assets”	means any electric lines, electrical plant or meters in England and Wales owned by a

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transmission licensee (“the owner transmission licensee”) which:

(a) are embedded in the licensee’s distribution system or the distribution system of any authorised distributor and are not directly connected by lines or plant owned by the owner transmission licensee to a sub-station owned by the owner transmission licensee; and

(b) are by agreement between the owner transmission licensee and the licensee or such authorised distributor operated under the direction and control of the licensee or such authorised distributor.

“revenue reporting rigs”	for the purposes of standard condition 50 (Price Control Revenue Reporting and Associated Information) only, means the regulatory instructions and guidance for the time being in force under that condition.

“running-off”	for the purposes of standard condition 30B (BETTA Run-off Arrangements Scheme) only, has the meaning given in that condition.

“Scottish Grid Code”	means any grid code which any transmission licensee other than the system operator is obliged to maintain pursuant to its licence.

“Scottish interconnection”	means such part of the interconnection as is situated in Scotland.

“Secretary of State’s costs”	for the purposes of standard condition 3 (Payments by Licensee to the Authority) only, has the meaning given in that condition.

“Section C (system operator standard conditions) Direction”	means a direction issued by the Authority or (where appropriate) the Secretary of State in accordance with standard condition A2 (Application of Section C) of the standard conditions for transmission licences.

“separate business”	for the purposes of standard condition 39 only (Restriction on Use of Certain Information and Independence of the Distribution Business), has the meaning given in that condition.

“Settlement Agreement for Scotland”	has the meaning given in standard condition 12 (Settlement Agreement for Scotland).

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“settlement purposes”	means for the purposes of settlement as set out in the Balancing and Settlement Code or the Settlement Agreement for Scotland.

“specified information”	for the purposes of:

(a) standard condition 49 (Quality of Service Incentive Scheme and Associated Information) only, has the meaning given in that condition;

(b) standard condition 50 (Price Control Revenue Reporting and Associated Information) only, has the meaning given in that condition; and

(c) standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones) only, has the meaning given in that condition.

“standby”	means the periodic or intermittent supply or sale of electricity:

(a) to an authorised electricity operator to make good any shortfall in the availability of electricity to that operator for the purposes of its supply of electricity to persons seeking such supply; or

(b) to a customer of the licensee to make good any shortfall between the customer’s total supply requirements and those met either by its own generation or by electricity supplied by an electricity supplier.

“statutory accounts”	means the accounts that the licensee prepares under the Companies Act 1985 (as amended by the Companies Act 1989).

“subsidiary”	means a subsidiary within the meanings of sections 736, 736A and 736B of the Companies Act 1985.

“supply licence”`	means a licence granted or treated as granted under section 6(1)(d) of the Act.

“system operator”	means the holder for the time being of a transmission licence in relation to which the Authority or (where appropriate) the Secretary of State has issued a Section C (system operator standard conditions) Direction and in

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which Section C remains in effect (whether or not subject to any terms included in that direction or to any subsequent variation of its terms to which the transmission licensee may be subject).

“system operator agreement”	for the purposes of standard condition 30B (BETTA Run-off Arrangements Scheme) only, has the meaning given in that condition.

“top-up”	means the supply or sale of electricity on a continuing or regular basis:

(a) to an authorised electricity operator to make good any shortfall in the availability of electricity to that operator for the purposes of its supply of electricity to persons seeking such supply; or

(b) to a customer of the licensee to make good any shortfall between the customer’s total supply requirements and those met either by its own generation or by electricity supplied by an electricity supplier other than the licensee.

“trading code”	for the purposes of Section B only, has the meaning given in standard condition 12A (Compliance with Trading Code in Scotland).

“transmission company”	means a transmission licensee.

“transmission licence”	means a licence granted or treated as granted under section 6(1)(b) of the Act.

“transmission licensee”	means the holder for the time being of a transmission licence.

“transmission system”	means a system consisting (wholly or mainly) of high voltage electric lines owned or operated by a transmission company and used for the transmission of electricity from one generating station to a substation or to another generating station, or between sub-stations or to or from any interconnector or Scottish interconnection in question and in relation to Scotland including any interconnector and Scottish interconnection, and includes any electrical plant and meters owned or operated by the transmission company in connection with the transmission

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of electricity but does not include any remote transmission assets.

“ultimate controller”	means:

(a) a holding company of the licensee which is not itself a subsidiary of another company; and

(b) any person who (whether alone or with a person or persons connected with him) is in a position to control, or to exercise significant influence over, the policy of the licensee or of any holding company of the licensee by virtue of:

(i) rights under contractual arrangements to which he is a party or of which he is a beneficiary, or

(ii) rights of ownership (including rights attached to or deriving from securities or rights under a trust) which are held by him or of which he is a beneficiary,

but excluding any director or employee of a corporate body in his capacity as such;

and for the purposes of sub-paragraph (b), a person is connected with another person if he is party to any arrangement regarding the exercise of any such rights as are described in that paragraph.

“undertaking”	has the meaning given by section 259 of the Companies Act 1985.

“unmetered supply”	means a supply of electricity to premises which is not, for the purpose of calculating the charges for electricity supplied to the customer at such premises, measured by metering equipment.

“use of system”	means use of the licensee’s distribution system for the distribution of electricity by the licensee on behalf of any person.

“use of system charges”	means charges made or levied, or to be made or levied, by the licensee for the provision of services as part of the distribution business to

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any person, all as more fully described in standard conditions 4 (Use of System Charging Methodology) and 4A (Charges for Use of System), but does not include connection charges.

	“use of system charging methodology”	means the principles on which and the methods by which, for the purposes of achieving the objectives referred to in paragraph 3 of standard condition 4 (Use of System Charging Methodology), use of system charges are determined.

2.	Any words or expressions used in Part 1 of the Act, the Utilities Act 2000 or the Energy Act 2004 shall, unless the contrary intention appears, have the same meanings when used in the standard conditions.

3.	Except where the context otherwise requires, any reference to a numbered standard condition (with or without a letter) or schedule is a reference to the standard condition (with or without a letter) or schedule bearing that number in this licence, and any reference to a numbered paragraph (with or without a letter) is a reference to the paragraph bearing that number in the standard condition or schedule in which the reference occurs, and any reference to a section is a reference to that section in these standard conditions.

4.	These standard conditions shall have effect as if, in relation to a licence holder who is a natural person, for the words “it”, “its” and “which” there were substituted the words “he”, “him”, “his”, “who” and “whom”, and cognate expressions shall be construed accordingly.

5.	Except where the context otherwise requires, a reference in a standard condition to a paragraph is a reference to a paragraph of that standard condition and a reference in a paragraph to a sub-paragraph is a reference to a sub-paragraph of that paragraph.

6.	Any reference in these standard conditions to:

(a) a provision thereof;

	(b)	a provision of the standard conditions of electricity supply licences;

	(c)	a provision of the standard conditions of electricity generation licences; or

	(d)	a provision of the standard conditions of electricity transmission licences,

shall, if these standard conditions or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these standard conditions or of the other standard conditions in question as modified.

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7.	In construing these standard conditions, the heading or title of any standard condition or paragraph shall be disregarded.

8.	Any reference in a standard condition to the purposes of that condition generally is a reference to the purposes of that standard condition as incorporated in this licence and as incorporated in each other licence under section 6(1)(c) of the Act (whenever granted) which incorporates it.

9.	Where any obligation of the licence is required to be performed by a specified date or time, or within a specified period, and the licensee has failed so to perform, such obligation shall continue to be binding and enforceable after the specified date or time, or after the expiry of the specified period (but without prejudice to all the rights and remedies available against the licensee by reason of the licensee’s failure to perform by that date or time, or within that period).

10.	Anything required by or under these standard conditions to be done in writing may be done by facsimile transmission of the instrument in question or by other electronic means and, in such case:

	(a)	the original instrument or other confirmation in writing shall be delivered or sent by pre-paid first-class post as soon as is reasonably practicable; and

	(b)	where the means of transmission had been agreed in advance between the parties concerned, in the absence of and pending such confirmation, there shall be a rebuttable presumption that what was received duly represented the original instrument.

11.	The definitions set out in this condition may include some definitions which are not used or not used exclusively in sections A and B (which sections are incorporated in all distribution licences). Accordingly:

	(a)	where any definition is not used in sections A and B, that definition shall, for the purposes of this licence, be treated:

(i) as part of the standard condition or conditions (and the section) in which it is used; and

(ii) as not having effect in the licence until such time as the standard condition in which the definition is used has effect within the licence in pursuance of standard condition 2 (Application of Section C (Distribution Services Obligations));

and:

	(b)	where any definition which is used in sections A and B is also used in one or more other sections:

(i) that definition shall only be modifiable in accordance with the modification process applicable to each of the standard conditions in which it is used; and

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(ii)	if any such standard condition is modified so as to omit that definition, then the reference to that definition in this condition shall automatically cease to have effect.

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 TO BE INSERTED IN SECTION B

 Standard Condition 20. Payments in Relation to Standards of Performance

1.	With effect from 1 April 2005, the licensee shall not enter into any use of system agreement with an electricity supplier which does not contain appropriate provisions requiring the licensee, where it has not made payments directly to a customer in respect of its own performance or that of another electricity distributor in relation to a distribution system within the distribution services area of the licensee pursuant to any provision of regulations made under section 39A of the Act (“the regulations”), to make payments in respect of its own or that other electricity distributor’s performance to the electricity supplier for the benefit of any customer of that electricity supplier equivalent to such sums as would have been paid pursuant to any provision of the regulations.

2.	The licensee shall take all appropriate steps within its power to ensure that any existing use of system agreement it has with an electricity supplier is so amended with effect from 1 April 2005, or as soon as may be thereafter, that the agreement is compliant in all material respects with the requirements of paragraph 1.

3.	The licensee shall not enter into or allow to continue any agreement, either for connection to or use of the distribution system, with any other licensed distributor (“the other distributor”) that does not provide:

	(a)	for the licensee to make payments in respect of its performance pursuant to any provision of the regulations to the other distributor for onward transmission to a customer whose premises are directly connected to the other distributor’s distribution system;

	(b)	for the licensee and the other distributor to agree the extent of responsibility of each licensee (where relevant) in relation to any failure to meet a prescribed level of performance pursuant to any provision of the regulations;

	(c)	for the other distributor, where he is liable to make payments pursuant to any provision of regulation 5, 6, 7 or 9, and that liability arises wholly or partly from a failure, act or omission on the part of the licensee, to recover from the licensee all or (as appropriate) part of the cost of those payments (including financing costs where any such payments have already been made to the customer or a supplier for onward transmission to the customer);

	(d)	for the Authority, on the application of either licensee, to settle any dispute in such a manner as appears to the Authority to be reasonable where:

(i) the licensee has failed to agree with the other distributor the extent of the responsibility of each licensee (where relevant) in relation to any failure to meet a prescribed level of

TO BE INSERTED IN SECTION B

performance pursuant to any provision of the regulations, as provided for in paragraph 3(b), or

(ii) the other distributor has been unable to recover from the licensee the costs that it considers are due under paragraph 3(c);

and

(e)	for the licensee to pay to the other distributor such costs (including, where appropriate, financing costs) as may be determined under paragraph 3(d) as soon as is reasonably practicable.

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TO BE INSERTED IN SECTION C

Standard Condition 36. Requirement to Offer Terms for the Provision of Basic Metering Services

1.	This condition has effect on and after 1 April 2005.

2.	Without prejudice to the provisions of paragraph 12, this condition sets out the obligations of the licensee relating to the provision of the services of basic meter asset provision and basic meter operation (collectively, the ”basic metering services”).

3.	For the purposes of this condition:

(a) the service of basic meter asset provision comprises the provision (in accordance with the requirements of paragraph 4(a)) of metering equipment (which, at the discretion of the licensee, may be metering equipment which is owned by him or by any person other than the person making the application under paragraph 6); and

(b) the services of basic meter operation comprise the installation, commissioning, testing, repair, maintenance, removal and replacement (in each case in accordance with the requirements of paragraph 4(b)) of metering equipment.

4.	In relation to the licensee’s discharge of its obligations under conditions 36 to 36D of this licence:

(a) the service of basic meter asset provision provided pursuant to paragraph 3(a) shall be of the same functionality as that of the service provided pursuant to paragraph 1(a) of condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) of this licence in the form in which it was in force on 1 June 2003; and

(b) the services of basic meter operation provided pursuant to paragraph 3(b) shall be of the same standard of performance, quality and timeliness as that of the services provided pursuant to paragraph 1(b) of condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) of this licence in the form in which it was in force on 1 June 2003.

5.	For the purposes of paragraph 4, what is meant in any particular case by ”the same functionality” or “the same standard of performance, quality and timeliness” shall be a question of fact.

6.	On application made by any person, the licensee shall (subject to paragraph 9):

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	(a)	where the person making the application is able to establish to the reasonable satisfaction of the licensee that the meters in question are required for use in relation to metering points within the distribution services area of the licensee, offer to enter into an agreement for providing the service described in paragraph 3(a);

	(b)	offer to enter into an agreement for providing within its distribution services area such of the services described in paragraph 3(b) as may be required.

7.	In making an offer pursuant to this condition to enter into any agreement, the licensee shall set out:

	(a)	the date by which the services required will be provided (time being of the essence, unless otherwise agreed between the parties);

	(b)	the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate) being:

(i) presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency) or any revision thereof; and

(ii) set in conformity with the requirements of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency); and

	(c)	such other detailed terms in respect of each of the services required as are or may be appropriate for the purposes of the agreement.

8.	The licensee shall offer terms for agreements in accordance with paragraph 6 as soon as practicable and (except where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee (or its agent) from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

9.	The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement if to do so would be likely to involve the licensee in being:

	(a)	in breach of its duties under section 9 of the Act;

	(b)	in breach either of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards that is applicable in respect of the distribution business;

	(c)	in breach of any Grid Code or Distribution Code; or

	(d)	in breach of the conditions.

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10.	The licensee shall undertake each of the services referred to in paragraph 3 in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of the licence and of the Act insofar as they relate to the provision of those services.

11.	In providing any of the services referred to in paragraph 3, the licensee shall not restrict, distort or prevent competition in the supply of electricity.

12.	Where, in relation to any metering point within the licensee’s distribution services area, a person (including, if that person is a company, an affiliate or a related undertaking of the company) who is party to an agreement with the licensee for the provision of the services of basic meter asset provision and basic meter operation pursuant to this condition appoints, in accordance with the provisions of the Master Registration Agreement, a provider other than the licensee of:

(a) the service described at paragraph 3(a); or

(b) the services described at paragraph 3(b),

notwithstanding anything in this condition, the licensee shall be under no obligation thereafter to offer to enter into any such agreement with that person for the provision of that service or (as the case may be) those services in relation to that metering point.

13.	An appointment made in accordance with the provisions of the Master Registration Agreement, after 28 June 2004 and before this condition takes effect, of a provider other than the licensee of any of the services provided pursuant to paragraph 1(a) or (b) of condition 36B
(Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) of this licence in the form in which it was in force on
1 June 2003 shall be treated, for the purposes of paragraph 12 of this condition, as an appointment which did not have effect until 1 April 2005.

14.	For the avoidance of doubt, nothing in this condition:

(a) affects the continuing obligations of the licensee in respect of the provision of the services of basic meter asset provision and/or basic meter operation for each and every metering point within its distribution services area at which the circumstances specified in paragraph 12 do not apply; or

(b) prevents the licensee from offering to enter into and entering into an agreement with any person, whether on the application of that person under paragraph 6 or otherwise, for the provision of the service of basic meter asset provision or the services of basic meter operation of a functionality or (as the case may be) standard of performance, quality and timeliness

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higher than that provided previously within the meaning of paragraph 4.

15.	The obligations of the licensee in relation to the provision of:

(a) the service of basic meter asset provision (except for meters provided prior to 31 March 2007); and

(b) the services of basic meter operation,

pursuant to this condition shall cease to have effect on 31 March 2007 unless the Authority issues a direction for the purposes of this condition not less than six months before that date that it considers that the cessation of those obligations would be likely to be detrimental to the interests of consumers.

16.	For the avoidance of doubt, references to “meter” in this condition and conditions 36A to 36D do not include references to any meter or metering equipment that is configured to record the quantity of electricity supplied to premises during each half-hour period of supply.

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Standard Condition 36A. Requirement to Offer Terms for the Provision of Data Services

1.	The purpose of this condition is to set out the obligations of the licensee relating to the provision of data services.

2.	For the purposes of this condition, data services comprise:

(a) metering point administration services pursuant to and in accordance with the provisions of the Master Registration Agreement; and

(b) data transfer services.

3.	On application made by any person, the licensee shall (subject to paragraph 7) offer to enter into an agreement for the provision within its distribution services area of metering point administration services pursuant to and in accordance with the provisions of the Master Registration Agreement.

4.	On application made by any person, the licensee shall (subject to paragraph 7) offer to enter into an agreement for the provision of data transfer services.

5.	In making an offer pursuant to this condition to enter into any agreement, the licensee shall set out:

(a) the date by which the services required shall be provided (time being of the essence, unless otherwise agreed between the parties);

(b) the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate) being:

(i) presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency) or any revision thereof, and

(ii) set in conformity with the requirements of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency); and

(c) such other detailed terms in respect of each of the services required as are or may be appropriate for the purposes of the agreement.

6.	The licensee shall offer terms for agreements in accordance with paragraph 3 and 4 as soon as practicable and (except where the Authority consents to a longer period) in any event not more than 28

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days after receipt by the licensee (or its agent) from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

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7.	The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement if to do so would be likely to involve the licensee in being:

	(a)	in breach of its duties under section 9 of the Act;

	(b)	in breach either of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the distribution business;

	(c)	in breach of any Grid Code or Distribution Code; or

	(d)	in breach of the conditions.

8.	The licensee shall undertake each of the services referred to in paragraph 2 in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of the licence and of the Act insofar as they relate to the provision of those services.

9.	In the provision of any of the services referred to in paragraph 2, the licensee shall not restrict, distort or prevent competition in the supply of electricity.

10.	The services referred to in paragraph 2 shall collectively be referred to as the data services. For the avoidance of doubt, data services as referred to in this licence exclude the services of data aggregation, data processing and data retrieval.

11.	In this condition:

	“data aggregation”	means services comprising any or all of the following: the collation and summation of meter reading data (whether actual or estimated) and of data in respect of the consumption of electricity at premises which receive an unmetered supply, and the delivery of such data to any person for settlement purpose

	“data processing”	means services comprising any or all of the following: the processing, validation and estimation of meter reading data, and the creation, processing and validation of data in respect of the consumption of electricity at premises which receive an unmetered supply, and the delivery of such data to any person for the purpose of data aggregation.

	“data retrieval”	means services comprising any or all of the following: the retrieval and verification of meter reading data from electricity meters and the delivery of such data to any person for the purpose of data processing.

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Standard Condition 36B. Non-Discrimination in the Provision of Basic Metering Services and Data Services

1.	In providing any of the basic metering services and data services, the licensee shall not discriminate between any persons or class or classes of person.

2.	Without prejudice to paragraph 1, and subject to the provisions of standard condition 36C (Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency), the licensee shall not make charges for providing any of the basic metering services and data services to any person or class or classes of person which differ from the charges for such provision to any other person or class or classes of person except insofar as such differences reasonably reflect differences in the costs associated with such provision.

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Standard Condition 36C. Basis of Charges for Basic Metering Services and Data Services: Requirements for Transparency

1.	The licensee shall as soon as practicable prepare statements in a form approved by the Authority setting out the basis upon which charges will be made for the provision of each of the basic metering services and data services, in each case in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges which the person would become liable to pay for the provision of such services and of the other terms, likely to have a material impact on the conduct of the person’s business, upon which the service would be provided and (without prejudice to the foregoing) including the information required under paragraph 2.

2.	The statements referred to at paragraph 1 shall include a schedule of charges for each of the basic metering services and data services, together with an explanation of the methods by which and the principles on which such charges will be calculated.

3.	The Authority may, upon the written request of the licensee, issue a direction relieving the licensee of its obligations under paragraph 1 to such extent and subject to such terms and conditions as the Authority may specify in that direction.

4.	The licensee shall not in setting its charges for, or in setting the other terms that will apply to, the provision of any of the basic metering services and data services, restrict, distort or prevent competition in the generation, distribution or supply of electricity or in the provision of meter equipment, meter maintenance or data retrieval services.

5.	The licensee:

(a) shall, at least once in every year, review the information set out in the statements prepared in accordance with paragraph 1 in order to ensure that the information set out in them continues to be accurate in all material respects; and

(b) may, with the approval of the Authority, from time to time alter the form of such statements.

6.	The licensee shall send a copy of any statement prepared in accordance with paragraph 1, and of each revision of such statement, to the Authority.

7.	The licensee shall give or send a copy of any statement prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statement, to any person who requests a copy.

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8.	The licensee may make a charge for any statement given or sent pursuant to paragraph 7 of an amount which shall not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing such statement.

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Standard Condition 36D. Provision of Basic Metering and Data Services – Functions of the Authority

1.	If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) or standard condition 36A (Requirement to Offer Terms for the Provision of Data Services), the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable, having (insofar as relevant) regard in particular to the following considerations:

(a) that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at paragraph 9 of standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) or paragraph 6 of standard condition 36A (Requirement to Offer Terms for the Provision of Data Services); and

(b) that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) and standard condition 36A (Requirement to Offer Terms for the Provision of Data Services) should be in as similar a form as is practicable.

2.	Insofar as any person entitled or claiming to be entitled to an offer under standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) and condition 36A (Requirement to Offer Terms for the Provision of Data Services) wishes to proceed on the basis of the agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.	If either party to such agreement proposes to vary the contractual terms of any agreement for the provision of any of the basic metering services or data services entered into pursuant to standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) or standard condition 36A (Requirement to Offer Terms for the Provision of Data Services) or this condition in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

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4.	The Authority may (following consultation with the licensee) issue a direction relieving the licensee of its obligations under standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services) or standard condition 36A (Requirement to Offer Terms for the Provision of Data Services) relating to basic metering services or data services in respect of such parts of that condition and to such extent as may be specified in the direction.

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Standard Condition 42. Regulatory Accounts

Part A: Application and purpose

1.	This condition applies for the purposes of ensuring:

	(a)	that the licensee prepares and publishes regulatory accounts within the meaning of paragraph 3(b); and

	(b)	that the licensee maintains (and secures that any affiliate or related undertaking of the licensee maintains) such accounting records, other records and reporting arrangements as are necessary to enable the licensee to comply with that obligation.

Part B: Preparation of accounts

2.	For the purposes of this condition, but without prejudice to paragraph 4, the licensee must prepare regulatory accounts for each financial year ending on 31 March.

3.	Unless the Authority otherwise consents, the licensee must:

	(a)	keep or cause to be kept for a period approved by the Authority, but not less than the period referred to in section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section, such accounting records and other records as are necessary so that the revenues, costs, assets, liabilities, reserves, and provisions of, or reasonably attributable to, each of the distribution business activities of the licensee are separately identifiable in the accounting records of the licensee (and of any affiliate or related undertaking of the licensee); and

	(b)	prepare, on a consistent basis from such accounting records in respect of each financial year, regulatory accounts of the licensee comprising:

		(i)	a profit and loss account (or, as appropriate, an income statement);

		(ii)	a statement of total recognised gains and losses (or, as appropriate, a statement of changes in equity and if appropriate a statement of recognised income and expense);

		(iii)	a balance sheet;

		(iv)	a cash flow statement;

		(v)	a corporate governance statement;

		(vi)	a directors’ report; and

		(vii)	an operating and financial review,

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together with notes thereto and statements of the accounting policies adopted.

4.	Regulatory accounts in respect of a financial year prepared under paragraph 3(b) shall, so far as reasonably practicable and unless otherwise approved by the Authority having regard to the purposes of this condition, have the same content and format as the most recent or concurrent statutory accounts of the licensee prepared under sections 226 and 226A or, where appropriate, section 226B of the Companies Act 1985 and shall comply with all relevant accounting and reporting standards currently in force which have been issued or adopted by the Accounting Standards Board or, if the regulatory accounts have been prepared under section 226B of the Companies Act 1985, by the International Accounting Standards Board.

Part C: Audit and delivery of accounts

5.	Unless the Authority otherwise consents, the licensee must:

	(a)	procure, in relation to its regulatory accounts:

(i) an audit by an appropriate auditor of such parts of those accounts and the directors’ report and operating and financial review as are specified in the Companies Act 1985 as being required to be so audited as if the licensee were a quoted company and they were the statutory accounts of the licensee prepared under sections 226 and 226A or, as appropriate, section 226B of the Companies Act 1985 drawn up to 31 March, and

(ii) a report by that auditor, addressed to the Authority, stating whether in the auditor’s opinion those accounts fairly present the financial position, financial performance and cash flows of the licensee in accordance with the requirements of this condition; and

	(b)	deliver to the Authority those accounts and the auditor’s reports referred to in paragraph 5(a)(ii) and paragraph 6 as soon as is reasonably practicable, and in any event prior to their publication under Part D and not later than 31 July following the end of the financial year to which the regulatory accounts relate.

6.	The licensee shall take all appropriate steps within its power to procure, in relation to its regulatory accounts:

	(a)	that the audit referred to in paragraph 5(a)(i) verifies whether the obligation to avoid discrimination and cross-subsidies specified in Article 19 of Directive 2003/54/EC of the European Parliament and of the European Council of 26 June 2003 has been respected by the licensee; and

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	(b)	that the appropriate auditor reports separately on that matter from his report under paragraph 5(a)(ii) addressed to the Authority.

7.	For the purposes of paragraphs 5 and 6, the licensee must, at its own expense, enter into a contract of appointment with an appropriate auditor which includes a term requiring that the audit of the regulatory accounts of the licensee must be conducted by that auditor in accordance with all such relevant auditing standards in force on the last day of the financial year to which the audit relates as would be appropriate for accounts prepared in accordance with either section 226A or 226B of the Companies Act 1985.

8.	In this Part C, “appropriate auditor” means:

	(a)	in the case of a licensee which is a company within the meaning of section 735 of the Companies Act 1985, a person appointed as auditor under Chapter V of Part XI of that Act;

	(b)	in the case of any other licensee which is required by the law of a country or territory within the European Economic Area to appoint an auditor under provisions analogous to Chapter V of Part XI of that Act, a person so appointed; and

	(c)	in any other case, a person who is eligible for appointment as a company auditor under sections 25 and 26 of the Companies Act 1989.

Part D: Publication of regulatory accounts

9.	Unless the Authority otherwise directs, after consulting the licensee, the licensee must publish its regulatory accounts:

	(a)	as a stand-alone document in accordance with this condition;

	(b)	by 31 July following the end of the financial year to which the accounts relate;

	(c)	on a website used by the licensee in its ordinary course of business (where the regulatory accounts should be reasonably accessible to any person requiring them); and

	(d)	in any other manner which, in the opinion of the licensee, is necessary to secure adequate publicity for the accounts.

10.	A copy of the regulatory accounts must be provided free of charge:

	(a)	to the Consumer Council no later than the date on which the accounts are published; and

	(b)	to any person requesting a copy.

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Part E: Interpretation

11.	References in this condition to sections of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989, and if such provisions of the Companies Act 1989 are not in force at the date on which this condition takes effect, it must be construed as if such provisions were in force at such date.

12.	A consent under paragraph 3, 4 or 5 may be given in relation to some or all of the requirements of the relevant paragraph and subject to such conditions as the Authority considers appropriate or necessary having regard to the purposes of this condition.

13.	In this condition:

	(a)	“corporate governance statement” means a statement which describes how the principles of good corporate governance have been applied to the licensee and which a quoted company is required to prepare pursuant to the Combined Code on Corporate Governance issued under the Financial Services Authority’s listing rules and interpretations on corporate governance (and, for the purposes of this condition, the requirement for a quoted company to prepare such a statement is to be taken as a requirement for the licensee to do so whether or not it is a quoted company).

	(b)	“directors’ report” means a report having the coverage and content of the directors’ report which a quoted company is required to prepare pursuant to sections 234, 234ZZA and 234ZZB of the Companies Act 1985 (and, for the purposes of this condition, the requirement for a quoted company to prepare such a report is to be taken as a requirement for the licensee to do so whether or not it is a quoted company).

	(c)	“operating and financial review” means a review having the coverage and content of the operating and financial review which a quoted company is required to prepare pursuant to section 234AA of the Companies Act 1985 and in accordance with Schedule 7ZA thereof (and, for the purposes of this condition, the requirement for a quoted company to prepare such a review is to be taken as a requirement for the licensee to do so whether or not it is a quoted company).

	(d)	“quoted company” has the meaning attributed to it by the Companies Act 1985.

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Standard Condition 42A. Change of Financial Year

1.	The definition of “financial year” in standard condition 1 (Definitions and Interpretation) shall, for the purpose only of the statutory accounts of the licensee, cease to apply to the licensee from the date at which the licensee sends a notice to the Authority for that purpose.

2.	Such notice shall:

(a) specify the date from which, for the purpose set out at paragraph 1, the current and subsequent financial years of the licensee shall run; and

(b) continue in effect until revoked by the licensee issuing a further notice.

3.	The licensee may, for the purpose only of its statutory accounts, change its financial year from that previously notified by sending to the Authority a new notice pursuant to paragraph 1 which specifies the licensee’s new financial year-end.

4.	Where the licensee sends the Authority a new notice, the previous notice shall be revoked, as provided by paragraph 2(b), and the licensee’s financial year-end shall change with effect from the date specified in the new notice.

5.	The provisions of this condition shall not:

(a) apply to the financial year of the licensee as defined in standard condition 1 (Definitions and Interpretation) for the purpose of accounts or other information produced in compliance with standard conditions 42 (Regulatory Accounts), 50 (Price Control Revenue Reporting and Associated Information) and 52 (Price Control Review Information); or

(b) affect the licensee’s obligations in respect of the payment of licence fees under standard condition 3 (Payments by Licensee to the Authority).

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Standard Condition 43. Restriction on Activity and Financial Ring Fencing

1.	Save as provided by paragraphs 3 and 4, the licensee shall not conduct any business or carry on any activity other than the distribution business.

2.	The licensee shall not without the prior written consent of the Authority hold or acquire shares or other investments of any kind except:

	(a)	shares or other investments in a body corporate the sole activity of which is to carry on business for a permitted purpose;

	(b)	shares or other investments in a body corporate which is a subsidiary of the licensee and incorporated by it solely for the purpose of raising finance for the distribution business; or

	(c)	investments acquired in the usual and ordinary course of the licensee’s treasury management operations, subject to the licensee maintaining in force, in relation to those operations, a system of internal controls which complies with best corporate governance practice as required (or, in the absence of any such requirement, recommended) by the UK listing authority (or a successor body) from time to time for listed companies in the United Kingdom.

3.	Subject to the provisions of paragraph 2, nothing in this condition shall prevent:

	(a)	any affiliate in which the licensee does not hold shares or other investments from conducting any business or carrying on any activity;

	(b)	the licensee from holding shares as, or performing the supervisory or management functions of, an investor in respect of any body corporate in which it holds an interest consistent with the provisions of this licence;

	(c)	the licensee from performing the supervisory or management functions of a holding company in respect of any subsidiary; or

	(d)	the licensee from carrying on any business or conducting any activity to which the Authority has given its consent in writing.

4.	Nothing in this condition shall prevent the licensee or an affiliate or related undertaking of the licensee in which the licensee holds shares or other investments (a “relevant associate”) from conducting de minimis business as defined in this paragraph so long as the limitations specified in this paragraph are complied with.

	(a)	For the purpose of this paragraph, “de minimis business” means any business or activity carried on by the licensee or a relevant associate or relevant associates other than:

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	(i)	the distribution business; and

	(ii)	any other business activity to which the Authority has given its consent in writing in accordance with paragraph 3(d).

(b)	The licensee or a relevant associate may carry on de minimis business provided that neither of the following limitations is exceeded, namely:

	(i)	the aggregate turnover of all the de minimis business carried on by the licensee and the equity share of the aggregate turnover of all the de minimis business carried on by all its relevant associates does not in any period of twelve months commencing on 1 April of any year exceed 2.5 per cent of the aggregate turnover of the distribution business as shown by the most recent audited regulatory accounts of the licensee produced under paragraph 3(b) of standard condition 42 (Regulatory Accounts); and

	(ii)	the aggregate amount (determined in accordance with sub-paragraph (d) below) of all investments made by the licensee in de minimis business, carried on by the licensee and all relevant associates, does not at any time after the date at which this condition takes effect in this licence exceed 2.5 per cent of the sum of the share capital in issue, the share premium and the consolidated reserves (including retained earnings) of the licensee as shown by the most recent audited regulatory accounts of the licensee produced under paragraph 3(b) of standard condition 42 (Regulatory Accounts) then available.

(c)	For the purpose of sub-paragraph (b) above, “investment” means any form of financial support or assistance given by or on behalf of the licensee for the de minimis business whether on a temporary or permanent basis and including (without limiting the generality of the foregoing) any commitment to provide any such support or assistance in the future.

(d)	At any relevant time, the amount of an investment shall be the sum of:

	(i)	the value at which such investment was included in the audited historical cost balance sheet of the licensee as at its latest accounting reference date to have occurred prior to 1 October 2001 (or, where the investment was not so included, zero);

	(ii)	the aggregate gross amount of all expenditure (whether of a capital or revenue nature) howsoever incurred by the licensee in respect of such investment in all completed accounting reference periods since such accounting reference date; and

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	(iii)	all commitments and liabilities (whether actual or contingent) of the licensee relating to such investment outstanding at the end of the most recently completed accounting reference period, less the sum of the aggregate gross amount of all income (whether of a capital or revenue nature) howsoever received by the licensee in respect of such investment in all completed accounting reference periods since the accounting reference date referred to in paragraph 4(d)(i).

5.	For the purposes of paragraph 4, “equity share”, in relation to any shareholding, means the nominal value of the equity shares held by the licensee in a relevant associate, as a percentage of the nominal value of the entire issued equity share capital of that relevant associate.

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Standard Condition 44. Availability of Resources

1.	The licensee shall at all times act in a manner calculated to secure that it has available to itself such resources, including (without limitation) management and financial resources, personnel, fixed and moveable assets, rights, licences, consents and facilities, on such terms and with all such rights, as shall ensure that it is at all times able:

	(a)	to properly and efficiently carry on the distribution business; and

	(b)	to comply in all respects with its obligations under this licence and such obligations under the Act as apply to the distribution business including, without limitation, its duty to develop and maintain an efficient, co-ordinated and economical system of electricity distribution.

2.	The licensee shall by 31 July of each year submit to the Authority a certificate, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution, in one of the following forms:

	(a)	“After making enquiries, and having taken into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid by the licensee, the directors of the licensee have a reasonable expectation that the licensee will have sufficient financial resources and financial facilities available to itself to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate.”

	(b)	“After making enquiries, and having taken into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid by the licensee, the directors of the licensee have a reasonable expectation, subject to what is explained below, that the licensee will have sufficient financial resources and financial facilities available to itself to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate. However, they would like to draw attention to the following factors which may cast doubt on the ability of the licensee to carry on the distribution business.”

	(c)	“In the opinion of the directors of the licensee, the licensee will not have sufficient financial resources and financial facilities available to itself to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate.”

3.	The licensee shall submit to the Authority with that certificate a statement of the main factors which the directors of the licensee have taken into account in giving the certificate, together with a confirmation of the availability of financial facilities and a working capital statement

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in the format required by the UK listing authority (or a successor body) from time to time for listed companies in the United Kingdom.

4.	The statement submitted to the Authority in accordance with paragraph 3 shall be approved by a resolution of the board of directors of the licensee and must be signed by a director of the licensee pursuant to that resolution.

5.	The licensee shall inform the Authority in writing immediately if the directors of the licensee become aware of any circumstance which causes them no longer to have the reasonable expectation expressed in the most recent certificate given under paragraph 2.

6.	The licensee shall require that each certificate provided for in paragraph 2 is accompanied by a report prepared by its auditors and addressed to the Authority stating whether or not the auditors are aware of any inconsistencies between, on the one hand, that certificate and the statement submitted with it and, on the other hand, any information which they obtained during their audit work on the regulatory accounts of the licensee prepared pursuant to standard condition 42 (Regulatory Accounts).

7.	The directors of the licensee shall not declare or recommend a dividend, and the licensee shall not make any other form of distribution within the meaning of section 263 of the Companies Act 1985, or redeem or repurchase any share capital of the licensee unless prior to the declaration, recommendation or making of the distribution (as the case may be) the licensee has issued to the Authority a certificate complying with the following requirements of this paragraph:

(a) The certificate shall be in the following form:

“After making enquiries, the directors of the licensee are satisfied:

(i) that the licensee is in compliance in all material respects with all obligations imposed on it by standard condition 24 (Provision of Information to the Authority), standard condition 43 (Restriction on Activity and Financial Ring Fencing), standard condition 44 (Availability of Resources), standard condition 45 (Undertaking from Ultimate Controller), standard condition 46 (Credit Rating of the Licensee) and standard condition 47 (Indebtedness) of its licence; and

(ii) that the making of a distribution of [ ] on [ ] will not, either alone or when taken together with other circumstances reasonably foreseeable at the date of this certificate, cause the licensee to be in breach to a material extent of any of those obligations in the future.”

(b) The certificate shall be signed by a director of the licensee and must have been approved by a resolution of the board of directors of the licensee passed not more than 14 days before

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the date on which the declaration, recommendation or payment will be made.

(c)	Where the certificate has been issued in respect of the declaration or recommendation of a dividend, the licensee shall be under no obligation to issue a further certificate prior to payment of that dividend, provided that such payment is made within six months of the issuing of that certificate.

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Standard Condition 46. Credit Rating of the Licensee

1.	The licensee shall take all appropriate steps to ensure that the licensee maintains at all times an investment grade issuer credit rating.

2.	In this condition:

“issuer credit rating” means:

	(a)	an issuer rating by Standard & Poor’s Ratings Group or any of its subsidiaries;

	(b)	an issuer rating by Moody’s Investors Service Inc. or any of its subsidiaries;

	(c)	an issuer senior unsecured debt rating by Fitch Ratings Ltd or any of its subsidiaries; or

	(d)	an equivalent rating from any other reputable credit rating agency which, in the opinion of the Authority, notified in writing to the licensee, has comparable standing in both the United Kingdom and the United States of America.

In relation to any issuer credit rating, “investment grade” means:

	(a)	unless sub-paragraph (b) below applies:

(i) an issuer rating of not less than BBB- by Standard & Poor’s Ratings Group or any of its subsidiaries;

(ii) an issuer rating of not less than Baa3 by Moody’s Investors Service Inc. or any of its subsidiaries; (iii) an issuer senior unsecured debt rating of not less than BBB- by Fitch Ratings Ltd or any of its subsidiaries; or

(iv) an equivalent rating from any other reputable credit rating agency which, in the opinion of the Authority, notified in writing to the licensee, has comparable standing in both the United Kingdom and the United States of America;

	(b)	such higher rating as may be specified by those agencies from time to time as the lowest investment grade credit rating.

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Standard Condition 47. Indebtedness

1.	In addition to the requirements of standard condition 29 (Disposal of Relevant Assets), the licensee shall not without the prior written consent of the Authority (following the disclosure by the licensee of all material facts):

	(a)	create or continue or permit to remain in effect any mortgage, charge, pledge, lien or other form of security or encumbrance whatsoever, undertake any indebtedness to any other person or enter into any guarantee or any obligation otherwise than:

		(i)	on an arm’s length basis;

		(ii)	on normal commercial terms;

		(iii)	for a permitted purpose; and

		(iv)	(if the transaction is within the ambit of standard condition 29 (Disposal of Relevant Assets)) in accordance with that condition;

	(b)	transfer, lease, license or lend any sum or sums, asset, right or benefit to any affiliate or related undertaking of the licensee otherwise than by way of:

		(i)	a dividend or other distribution out of distributable reserves;

		(ii)	repayment of capital;

		(iii)	payment properly due for any goods, services or assets provided on an arm’s length basis and on normal commercial terms;

		(iv)	a transfer, lease, licence or loan of any sum or sums, asset, right or benefit on an arm’s length basis, on normal commercial terms and made in compliance with the payment condition referred to in paragraph 2;

		(v)	repayment of or payment of interest on a loan not prohibited by sub-paragraph (a);

		(vi)	payments for group corporation tax relief or for the surrender of Advance Corporation Tax calculated on a basis not exceeding the value of the benefit received; or

		(vii)	an acquisition of shares or other investments in conformity with paragraph 2 of standard condition 43 (Restriction on Activity and Financial Ring Fencing) made on an arm’s length basis and on normal commercial terms, provided, however, that the provisions of paragraph 3 below shall prevail in any of the circumstances described or referred to therein;

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	(c)	enter into an agreement or incur a commitment incorporating a cross-default obligation; or

(d)	continue or permit to remain in effect any agreement or commitment incorporating a cross-default obligation subsisting at
1 October 2001, save that the licensee may permit any cross-default obligation in existence at that date to remain in effect for a period not exceeding twelve months from that date, provided that the cross-default obligation is solely referable to an instrument relating to the provision of a loan or other financial facilities granted prior to that date and the terms on which those facilities have been made available as subsisting on that date are not varied or otherwise made more onerous, provided, however, that the provisions of sub-paragraphs (c) and (d)shall not prevent the licensee from giving any guarantee permitted by and compliant with the requirements of sub-paragraph (a).

2.	The payment condition referred to in paragraph 1(b)(iv) is that the consideration due in respect of the transaction in question is paid in full when the transaction is entered into unless either:

	(a)	the counter-party to the transaction has and maintains until payment is made in full an investment grade issuer credit rating, or

	(b)	the obligations of the counter-party to the transaction are fully and unconditionally guaranteed throughout the period during which any part of the consideration remains outstanding by a guarantor which has and maintains an investment grade issuer credit rating.

3.	Except with the prior consent of the Authority, the licensee shall not enter into or complete any transaction of a type referred to or described in paragraph 1(b) save in accordance with paragraph 4, if:

	(a)	the licensee does not hold an investment grade issuer credit rating;

	(b)	where the licensee holds more than one issuer credit rating, one or more of the ratings so held is not investment grade; or

	(c)	any issuer credit rating held by the licensee is BBB- by Standard & Poor’s Ratings Group or Fitch Ratings Ltd or Baa3 by Moody’s Investors Service, Inc. (or such higher issuer credit rating as may be specified by any of these credit rating agencies from time to time as the lowest investment grade credit rating), or is an equivalent rating from another agency that has been notified to the licensee by the Authority as of comparable standing for the purposes of standard condition 46 (Credit Rating of the Licensee) and:

(i) is on review for possible downgrade; or

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(ii) is on Credit Watch or Rating Watch with a negative designation;

or, where neither (i) nor (ii) applies:

(iii) the rating outlook of the licensee as specified by any credit rating agency referred to in sub-paragraph (c) which at the relevant time has assigned the lower or lowest investment grade issuer credit rating held by the licensee has been changed from stable or positive to negative.

4.	Where paragraph 3 applies, the licensee may not without the prior written consent of the Authority (following disclosure of all material facts) transfer, lease, license or lend any sum or sums, asset, right or benefit to any affiliate or related undertaking of the licensee as described or referred to in paragraph 1(b), otherwise than by way of:

	(a)	payment properly due for any goods, services or assets in relation to commitments entered into prior to the date on which the circumstances described in paragraph 3 arise, and which are provided on an arm’s length basis and on normal commercial terms;

	(b)	a transfer, lease, licence or loan of any sum or sums, asset, right or benefit on an arm’s length basis, on normal commercial terms and where the value of the consideration due in respect of the transaction in question is payable wholly in cash and is paid in full when the transaction is entered into;

	(c)	repayment of, or payment of interest on, a loan not prohibited by paragraph 1(a) and which was contracted prior to the date on which the circumstances in paragraph 3 arise, provided that such payment is not made earlier than the original due date for payment in accordance with its terms; and

	(d)	payments for group corporation tax relief or for the surrender of Advance Corporation Tax calculated on a basis not exceeding the value of the benefit received, provided that the payments are not made before the date on which the amounts of tax thereby relieved would otherwise have been due.

5.	In this condition:

“cross-default obligation”		means a term of any agreement or arrangement whereby the licensee’s liability to pay or repay any debt or other sum arises or is increased or accelerated or is capable of arising, of increasing or of being accelerated by reason of a default (howsoever such default may be described or defined) by any person other than the licensee, unless:

	(i)	that liability can arise only as the

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result of a default by a subsidiary of the licensee;

	(ii)	the licensee holds a majority of the voting rights in that subsidiary and has the right to appoint or remove a majority of its board of directors; and

	(iii)	that subsidiary carries on business only for a purpose within paragraph (a) of the definition of permitted purpose set out in standard condition 32 (Interpretation of Section C (Distribution Services Obligations)).

“indebtedness”		means all liabilities now or hereafter due, owing or incurred, whether actual or contingent, whether solely or jointly with any other person and whether as principal or surety, together with any interest accruing thereon and all costs, charges, penalties and expenses incurred in connection therewith.

“investment grade”		has the meaning given in paragraph 2 of standard condition 46 (Credit Rating of the Licensee).

“issuer credit rating”		has the meaning given in paragraph 2 of standard condition 46 (Credit Rating of the Licensee).

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Standard Condition 49. Quality of Service Incentive Scheme and Associated Information

Part A:   General

1.	The purposes of this condition are to secure the collection of information on a common basis, and to an appropriate degree of accuracy, by the licensee so as:

	(a)	to facilitate the establishment and operation of an incentive scheme (“the scheme”) to improve the quality of service performance of the licensee;

	(b)	to monitor the quality of service performance of the licensee; and

	(c)	to monitor any unintended consequences arising from the operation of the scheme and the charge restriction conditions.

2.	The licensee shall establish and maintain appropriate systems, processes and procedures to measure and record specified information from the dates specified in paragraph 4 and in accordance with the regulatory instructions and guidance (including any associated information specified therein) for the time being in force pursuant to this condition (“the quality of service rigs”)

Part B: Quality of service rigs and specified information

3.	For the purposes of this condition:

“charge restriction conditions” shall have the same meaning as set out in special condition A1 (Definitions and interpretation).

“quality of service rigs” means the regulatory instructions and guidance issued by the Authority for the purposes of this condition as modified from time to time by direction under paragraph 10 and, subject to paragraphs 13 and 14, may include:

	(a)	instructions and guidance as to the establishment of different systems, processes, procedures and manners for providing and recording information and of standards for different classes of information;

	(b)	a timetable for the development of the systems, processes and procedures required to achieve the appropriate standards of accuracy and reliability with which specified information shall be recorded;

	(c)	provisions with respect to the meaning of words and phrases used in defining specified information;

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(d)	requirements for the recording of information associated with specified information which are reasonably necessary to enable an examiner to determine the accuracy and reliability of specified information;

(e)	requirements as to the form and manner in which specified information shall be provided to the Authority;

(f)	requirements as to the form and manner in which specified information shall be recorded and the standards of accuracy and reliability with which it shall be recorded; and

(g)	a statement as to whether and to what extent each category of specified information is required for the purposes of the scheme,

“specified information” means:

(a)	the number of interruptions in the supply of electricity through the licensee’s distribution system which occur in each period of 12 months commencing on 1 April in each calendar year and have a duration of:

	(i)	less than three minutes, together (in respect of each such interruption) with the number of customers whose supply was interrupted and the cause of that interruption; and

	(ii)	three minutes or more, together (in respect of each such interruption) with:

		(aa)	the number of customers whose supply of electricity was interrupted and the duration of the interruption;

		(bb)	the source, voltage level and HV circuit; and

		(cc)	the aggregate number of re-interruptions;

(b)	in relation to telephone calls made to the enquiry service operated under paragraph 1 of standard condition 6 (Safety and Security of Supplies Enquiry Service):

	(i)	the speed of response for answering each call; and

	(ii)	in the case of each call answered by a human operator:

		(aa)	the telephone number of the caller;

		(bb)	the time of the call; and

		(cc)	if known, the name of the caller and whether the caller is or is not a domestic customer;

(c)	(i)	the aggregate number and cause of faults occurring in specified classes or types of electrical plant or electric lines;

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(ii) a statement setting out the asset management strategy of the licensee in respect of the licensee’s distribution system; and

(iii) a statement of the reasons for any material increase or decrease in the number and cause of faults referred to in sub-paragraph (i) having regard to equivalent data held in respect of previous years; and

	(d)	such other information as may from time to time be specified by the Authority by direction to the licensee in accordance with paragraph 10.

4.	The licensee shall collect specified information:

	(a)	in respect of the matters specified in sub-paragraphs (a), (b) and (c) of the definition of specified information set out in paragraph 3, from and including 1 April 2001; and

	(b)	in respect of any matter specified under sub-paragraph (d) of that definition, from the date specified in the direction given in accordance with paragraph 10.

Part C: Information to be provided to the Authority

5.	The licensee shall provide to the Authority:

	(a)	the information referred to in sub-paragraph (b)(ii) of the definition of specified information set out in paragraph 3 for each week, within four days of the end of that week;

	(b)	the information referred to in sub-paragraphs (a), (b)(i) and (c) of that definition, on or before 31 May 2002 and 30 April in each succeeding year (or such later date as the Authority may by notice specify) in respect of the period of 12 months expiring on the preceding 31 March; and

	(c)	the information referred to in sub-paragraph (d) of that definition in respect of such period and by such date as are specified in the direction given under paragraph 10.

Part D: Audit requirements

6.	The licensee shall permit a person or persons nominated by the Authority (in each case “an examiner”) to examine:

	(a)	the systems, processes and procedures referred to in paragraph 2 and their operation;

	(b)	the specified information collected by the licensee; and

	(c)	the extent to which each of the matters mentioned in sub-paragraphs (a) and (b) complies, and is in accordance, with the quality of service rigs.

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7.	The licensee shall (and shall procure, insofar as it is able to do so, that any affiliate or related undertaking of the licensee, any person by whom it procures the performance of the obligation in paragraph 2 and any auditor of such person, or of the licensee or any affiliate or related undertaking of the licensee, shall) co-operate fully with an examiner so as to enable him to carry out, complete and report to the Authority on any examination carried out in accordance with paragraph 6.

8.	The licensee’s obligation under paragraph 7 to co-operate or procure co-operation with an examiner shall include, without limitation and insofar as may be necessary or expedient for such purpose, in each case subject to reasonable prior notice to the licensee:

	(a)	providing access to management, employees, agents or independent contractors of the licensee sufficient to enable the examiner to make any enquiries and to discuss any matters which he reasonably considers to be relevant to the carrying out of the examination;

	(b)	giving to the examiner access at reasonable hours to any premises occupied by the licensee or any other person in performing the obligations set out in this condition; and

	(c)	allowing the examiner at reasonable hours:

(i) to inspect and make copies of, and take extracts from, any documents and records of the licensee maintained in relation to specified information (other than information which is subject to legal privilege);

(ii) to carry out inspections, measurements and tests on or in relation to any systems maintained and operated for or in relation to the requirements of this condition; and

(iii) to take onto such premises or onto or into any assets used for the purposes of the licensee such other persons and such equipment as may be necessary or expedient for the purpose of carrying out the examination.

9.	The licensee’s performance of its obligations under this Part D is conditional on the examiner having entered into an agreement with the licensee to maintain confidentiality on reasonable terms.

Part E: Modification of the quality of service rigs

10.	Where the Authority considers that the quality of service rigs should be modified to:

	(a)	improve the presentation or style of the requirements of those rigs;

	(b)	remove or reduce inconsistencies between distribution services providers in the application or interpretation of such requirements;

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	(c)	further clarify the meaning of words and phrases used within such requirements to define the information to be provided;

	(d)	improve the form or manner in which such information is to be provided under such requirements; or

	(e)	introduce additional categories of specified information or enlarge existing categories of specified information,

in such ways as the Authority may reasonably require so as more effectively to achieve the purpose of this condition, the Authority may, subject to paragraphs 11 to 14 below and to paragraph 15 of special condition C2 (Calculation of charge restriction adjustments arising from performance in respect of quality of service), modify the quality of service rigs by issuing a direction for that purpose to all distribution services providers.

11.	Before issuing a direction under paragraph 10, the Authority, by notice given to all distribution services providers, must:

	(a)	state that it proposes to make a modification and set out the date on which it proposes that this should take effect;

	(b)	set out the text of the modification, the purpose and effect of the modification and the reasons for proposing it; and

	(c)	specify the time (not being less than 28 days from the date of the notice) within which representations or objections with respect to the proposed modification may be made,

and must consider any representations or objections which have been duly made and not withdrawn, and give reasons for its decision.

12.	Where any proposed modification of the quality of service rigs relates:

	(a)	to a requirement under those rigs to provide specified information to a greater level of accuracy; or

	(b)	to the introduction into those rigs of an additional category of specified information which is or is intended to be required for the purposes of the scheme;

the Authority may not make that modification except in accordance with the procedure under section 11A of the Act which would apply to the modification as if it were a modification of this condition.

13.	Any modification of the quality of service rigs under paragraph 10 to introduce an additional category of specified information or to enlarge an existing category of information may not exceed what may reasonably be requested from the licensee by the Authority under paragraph 1 of standard condition 24 (Provision of Information to the Authority), excluding any reference to paragraph 8 of that condition.

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14.	The provisions of the quality of service rigs may not exceed what is reasonably required to achieve the purposes of this condition or purport to have effect with respect to the interpretation of any other condition of this licence or the fulfilment by the licensee of any obligation imposed in respect of any matter which is the subject of any such condition.

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New conditions to be inserted in to section C

Standard Condition 50. Price Control Revenue Reporting and Associated Information

Part A: General

1.	The purposes of this condition are to secure the collection of specified information on a common basis, and to an appropriate degree of accuracy, by the licensee so as to enable the Authority to effectively monitor the compliance of the licensee with the charge restriction conditions.

2.	The licensee shall establish and maintain appropriate systems, processes and procedures to measure and record specified information from the dates specified in paragraph 4 and in accordance with the regulatory instructions and guidance (including any associated information specified therein) for the time being in force pursuant to this condition (the “revenue reporting rigs”).

Part B: Revenue reporting rigs and specified information

3.	For the purposes of this condition:

	(a)	“charge restriction conditions” shall have the same meaning as set out in special condition A1 (Definitions and interpretation)

	(b)	“revenue reporting rigs” means the instructions and guidance issued by the Authority for the purposes of this condition as modified from time to time by a direction under paragraph 10 and, subject to paragraphs 13 and 14, may include:

		(i)	provisions with respect to the meaning of words and phrases used in defining specified information;

		(ii)	requirements for the recording of specified information which are reasonably necessary to enable an appropriate auditor to determine the accuracy and reliability of specified information;

		(iii)	requirements as to the form and manner in which specified information shall be provided to the Authority (including templates for doing so); and

		(iv)	requirements as to the form and manner in which specified information shall be recorded and the standards of accuracy and reliability with which it shall be recorded.

15.	©"relevant year t” shall have the same meaning as in special condition A1 (Definitions and interpretation).

	(d)	“specified information” means such items referred to in special licence conditions A1 to F1 as the Authority considers are necessary to

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monitor, to an appropriate degree of accuracy, compliance with the charge restriction conditions, and shall include:

		(i)	in relation to the restriction on demand use of system charges:
			(aa)	regulated demand revenue;

			(bb)	units distributed;

			(cc)	distribution losses; and

			(dd)	allowed demand revenue and its associated terms as set out in special conditions B1 to C3;

		(ii)	in relation to the restriction on generation use of system charges:

			(aa)	network generation revenue; and

			(bb)	allowed network generation revenue and its associated terms as set out in special conditions D1 to D2;

		(iii)	in relation to the restriction on basic metering charges:

			(aa)	charges for the service of basic meter asset provision;

			(bb)	basic meter operation revenue; and

			(cc)	allowed meter operation revenue and its associated terms as set out in special condition F1 (Restriction of basic metering charges);

		(iv)	a breakdown of revenue that falls under the category of excluded services;

		(v)	details of the licensee’s de minimis business and associated income; and

		(vi)	such other information as is specified in the revenue reporting rigs, or as may from time to time be specified by the Authority in a direction issued in accordance with paragraph 10.

4.	The licensee shall collect specified information:

	(a)	in respect of the matters specified in paragraphs 3(d)(i) to (v) from and including 1 April 2005; and

	(b)	in respect of any matter specified under paragraph 3(d)(vi):

		(i)	where such information is specified as a requirement of the revenue reporting rigs in force on 1 April 2005, from and including 1 April 2005; and

16.	where such information is specified by the Authorit, in a direction issued in accordance with paragraph 10, from the date specified in that direction.

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Part C: Information to be provided to the Authority

5.	The licensee shall provide to the Authority:

(a) the information specified in template A (“the detailed return”) of the revenue reporting rigs by no later than 31 July following the end of the relevant year t;

(b) the information specified in template B (“the forecast return”) of the revenue reporting rigs by no later than 1 April of relevant year t, being the licensee’s estimate of that information made on or before 1 April; and

(c) the information specified in template B (“the forecast return”) of the revenue reporting rigs by no later than 31 October of the relevant year t, being the licensee’s revised estimate of the specified items made after 31 July of that year.

Part D: Audit requirements

6.	The information referred to in paragraph 5(a) shall be accompanied by a report addressed to the Authority from an appropriate auditor, as defined in standard licence condition 42 (Regulatory Accounts), stating whether in his opinion:

(a) the information in relation to each of the items referred to in the statement has been properly prepared; and

(b) the amounts presented are in accordance with the licensee’s records which have been maintained in accordance with paragraph 2 of this condition.

7.	The licensee shall require that the report from the appropriate auditor, referred to in paragraph 6, is accompanied by a letter from that auditor to the Authority detailing the procedures that the auditor has followed in reaching his opinion.

8.	For the purposes of paragraph 6, the licensee shall at its own expense enter into a contract of appointment with the appropriate auditor which includes a term requiring that the audit be conducted in accordance with all such relevant auditing standards in force on the last day of the financial year to which the audit relates as would be appropriate.

9.	The licensee shall (and must procure, insofar as it is able to do so, that any affiliate or related undertaking of the licensee shall) co-operate fully with the appropriate auditor so as to enable him to complete and report to the Authority on any audit carried out in accordance with paragraph 6.

Part E: Modification of the revenue reporting rigs

10.	Where the Authority considers that the revenue reporting rigs should be modified to:

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	(a)	improve the presentation or style of the requirements of those rigs;

	(b)	remove or reduce inconsistencies between distribution services providers in the application or interpretation of such requirements;

	(c)	further clarify the meaning of words and phrases used within such requirements to define the information to be provided;

	(d)	improve the form or manner in which such information is to be provided under such requirements; or

	(e)	introduce additional categories of specified information or enlarge existing categories of specified information,

in such ways as are necessary to more effectively achieve the purposes of this condition, the Authority may, subject to paragraphs 11 to 14, modify the revenue reporting rigs by issuing a direction for that purpose to all distribution services providers.

11.	Before issuing a direction under paragraph 10, the Authority, by notice given to all distribution services providers, must:

	(a)	state that it proposes to make a modification, and set out the date on which it proposes that this should take effect;

	(b)	set out the text of the modification, the purpose and effect of the modification, and the reasons for proposing it; and

	(c)	specify the time (not being less than 28 days from the date of the notice) within which representations or objections with respect to the proposed modification may be made,

and consider any representations or objections which have been duly made and are not withdrawn, and give reasons for its decision.

12.	Where any proposed modification of the revenue reporting rigs relates to a requirement to provide specified information to a greater level of accuracy than was required previously the Authority may not make that modification except in accordance with the procedure under section 11A of the Act which would apply to the modification as if it were a modification of this condition.

13.	Any modification of the revenue reporting rigs under paragraph 10 to introduce an additional category of specified information or to enlarge an existing category of information shall not exceed what may reasonably be requested from the licensee by the Authority under paragraph 1 of standard condition 24 (Provision of Information to the Authority), excluding any reference to paragraph 8 of that condition.

14.	The provisions of the revenue reporting rigs may not exceed what is necessary to achieve the purposes of this condition or purport to have effect with respect to the interpretation of any other condition of this licence or the fulfilment by the licensee of any obligation imposed in respect of any matter which is the subject of any such condition.

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Part F: Dealing with an event with a material impact on the consistency or accuracy of information

15.	Where the revenue reporting rigs do not provide adequate or sufficient guidance in relation to the collection and reporting of specified items following:

	(a)	a change in industry processes or procedures on or after 1 April 2005 which has a significant effect on the calculation of one or more specified items; or

	(b)	a change in the processes or procedures of the licensee on or after1 April 2005 which has a significant effect on the calculation of one or more specified items,

the licensee shall request guidance from the Authority in relation to the treatment of such items.

16.	For the purposes of this condition, a “significant effect” is defined as a change to the calculation of one or more specified items such that:

	(a)	its effect on the calculation of allowed demand revenue exceeds, or is likely to exceed, 1 per cent of base demand revenue as defined in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges); or

	(b)	its effect on the calculation of allowed network generation revenue exceeds, or is likely to exceed, an amount which is equal to 0.5 per cent of base demand revenue as defined in paragraph 4 of special condition B1 (Restriction of distribution charges: demand use of system charges).

17.	On receipt of a request for guidance in accordance with paragraph 15, the Authority may:

	(a)	having regard to whether the change to the calculation of one or more specified items has material implications for other distribution services providers; and

	(b)	after consultation with the licensee and (where relevant, having regard to sub-paragraph (a)) other distribution services providers,

by notice to the licensee and (where relevant) other distribution services providers direct how such specified items should be reported for the purposes of this condition.

Part G: Restatement of information

18.	For the purposes of this condition, the licensee shall take all appropriate steps within its power to ensure that information provided to the Authority in respect of a given relevant year under paragraph 5(a) is not restated after the date on which that information has been so provided except where restatement is necessary in the opinion of the appropriate auditor referred to in paragraph 6.

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Standard Condition 51. Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones

Part A: General

1.	The purposes of this condition are to secure the collection of information on a common basis, and to an appropriate degree of accuracy, by the licensee so as:

	(a)	to facilitate the establishment and operation of:

(i) the distributed generation incentive scheme (“scheme A”) to incentivise the effective connection and utilisation of distributed generation by the licensee;

(ii) the innovation funding incentive scheme (“scheme B”) to incentivise effective expenditure on innovation by the licensee; and

(iii) the registered power zone incentive scheme (“scheme C”) to incentivise the development and implementation of innovative approaches to further enhance the effective connection and utilisation of distributed generation by the licensee;

	(b)	to monitor the performance of the licensee in respect of each of the above incentive schemes; and

	(c)	to monitor any unintended consequences that arise from the operation of the schemes and the charge restriction conditions.

2.	The licensee shall establish and maintain appropriate systems, processes and procedures to measure and record the specified information from the dates specified in paragraph 4 and in accordance with the regulatory instructions and guidance (including any associated information specified therein) for the time being in force pursuant to this condition (the “DG rigs”).

Part B: DG rigs and specified information

3.	For the purposes of this condition:

	(a)	“charge restriction conditions” shall have the same meaning as set out in special condition A1 (Definitions and interpretation).

	(b)	“DG rigs” means the instructions and guidance issued by the Authority for the purposes of this condition as modified from time

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to time by a direction under paragraph 9 and, subject to paragraph 13, may include:

	(i)	provisions with respect to the meaning of words and phrases used in defining specified information;

	(ii)	requirements for the recording of information associated with specified information which are reasonably necessary to enable an examiner to determine the accuracy and reliability of specified information;

	(iii)	requirements as to the form and manner in which specified information shall be provided to the Authority;

	(iv)	requirements as to the form and manner in which specified information shall be recorded and the standards of accuracy and reliability with which it shall be recorded; and

	(v)	a statement as to whether and to what extent each category of specified information is required for the purposes of the schemes referred to in paragraph 1 of this condition.

(c)	“specified information” means such items as are referred to in the “DG rigs” and shall include:

	(i)	in relation to scheme A:

		(aa)	the total incentivised DG capacity;
		(bb)	disaggregated DG capacity;
		(cc)	total capex for DG;
		(dd)	use of system capex for DG;
		(ee)	shared connection capex for DG;
		(ff)	assets transferred out of DG capex to demand capex;
		(gg)	DG network unavailability;
		(hh)	DG network unavailability rebate payments; and
		(ii)	operational and maintenance costs for DG;

	(ii)	in relation to scheme B:

		(aa)	IFI carry-forward;
		(bb)	eligible IFI expenditure;
		(cc)	eligible IFI internal expenditure;
		(dd)	combined distribution network revenue; and
		(ee)	the IFI annual report;

	(iii)	in relation to scheme C:

		(aa)	a schedule of all RPZ projects, whether planned, committed, under construction or in operation, detailing their starting year, generating capacity in MW, connection cost and a summary of the innovation content of the RPZ;

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(bb) for RPZs in operation a report of the performance achieved in the reporting year; and

(iv) such other information as may from time to time be specified by the Authority for the purposes of scheme A, B or C by direction to the licensee in accordance with paragraph 9.

	(d)	“reporting year” means a twelve-month period ending on 31 March.

4.	The licensee shall collect specified information:

	(a)	in respect of the matters specified in paragraphs 3(c)(i) to (iii), from and including 1 April 2005; and

	(b)	in respect of any matter specified under paragraph 3(c)(iv), from the date specified in the relevant direction given in accordance with paragraph 9. :
Part C: Information to be provided to the Authority

5.	The licensee shall provide to the Authority:

	(a)	subject to sub-paragraph (b), the information referred to in paragraphs 3(c)(i) to (iii) , in respect of the period of 12 months expiring on the preceding 31 March, on or before 31 July of each subsequent year (or such later date as the Authority may by notice specify);

	(b)	an estimate of the information referred to in sub-paragraph (aa) of paragraph 3(c)(ii) for each reporting year on or before 1 April for that year; and

	(c)	the information referred to in paragraph 3©(iv) in respect of such period and by such date as is specified in the relevant direction given in accordance with paragraph 9.

Part D: Audit requirements

6.	The licensee shall permit a person or persons nominated by the Authority (in each case “an examiner”) to examine:

	(a)	the systems, processes and procedures referred to in paragraph 2 and their operation;

	(b)	the specified information collected by the licensee; and

	(c)	the extent to which each complies, and is in accordance, with the provisions of the DG rigs.

7.	The licensee shall (and must procure, insofar as it is able to do so, that any affiliate or related undertaking of the licensee, any person by whom it procures the performance of the obligation in paragraph 2

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and any auditor of such person, or of the licensee or any affiliate or related undertaking of the licensee, shall) co-operate fully with an examiner so as to enable him to carry out, complete and report to the Authority on any examination carried out in accordance with paragraph 6.

8.	The licensee’s performance of its obligations under this Part D is conditional on the examiner having entered into an agreement with the licensee to maintain confidentiality on reasonable terms.

Part E: Modification of the DG rigs

9.	Where the Authority considers that the DG rigs should be modified to:

	(a)	improve the presentation or style of the requirements of those rigs;

	(b)	remove or reduce inconsistencies between distribution services providers in the application or interpretation of such requirements;

	(c)	further clarify the meaning of words and phrases used within such requirements to define the information to be provided;

	(d)	improve the form or manner in which such information is to be provided under such requirements; or

	(e)	introduce additional categories of specified information or enlarge existing categories of specified information,

in such ways as are reasonably required to more effectively achieve the purposes of this condition, the Authority may, subject to paragraphs 10 to 13, modify the DG rigs by issuing a direction for that purpose to all distribution services providers.

10.	Before issuing a direction under paragraph 9, the Authority, by notice given to all distribution services providers, must:

	(a)	state that it proposes to make a modification, and set out the date on which it proposes that this should take effect;

	(b)	set out the text of the modification, the purpose and effect of the modification and the reasons for proposing it; and

	(c)	specify the time (not being less than 28 days from the date of the notice) within which representations or objections with respect to the proposed modification may be made,

and must consider any representations or objections which have been duly made and not withdrawn, and give reasons for its decision.

11.	Where any proposed modification of the DG rigs relates:

	(a)	to a requirement of those rigs to provide specified information to a greater level of accuracy than was required previously; or

	(b)	to the introduction into those rigs of an additional category of specified information which is or is intended to be required for the purposes of any of the schemes to which paragraph 1 refers,

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the Authority may not make that modification except in accordance with the procedure under section 11A of the Act which would apply to the modification if it were a modification of this condition.

12.	Any modification of the DG rigs under paragraph 9 to introduce an additional category of specified information or to enlarge an existing category of information may not include information that could not be reasonably requested from the licensee by the Authority under paragraph 1 of standard condition 24 (Provision of Information to the Authority), excluding any reference to paragraph 8 of that condition.

13.	The provisions of the DG rigs may not exceed what is reasonably required to achieve the purposes of this condition or purport to have effect with respect to the interpretation of any other condition of this licence or the fulfilment by the licensee of any obligation imposed in respect of any matter which is the subject of any such condition.

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Standard Condition 52. Price Control Review Information

Part A: Application and purpose

1.	This condition takes effect on 1 April 2005 and applies in respect of the price control review information of the licensee relating to the financial year commencing 1 April 2005 and each succeeding financial year for the purposes set out in paragraph 2.

2.	Those purposes are:

	(a)	to ensure that the licensee maintains (and secures that any affiliate or related undertaking of the licensee maintains) such accounting records, other records, and reporting arrangements as are necessary to enable the licensee to prepare price control review information for submission to the Authority in accordance with the requirements of this condition;

	(b)	to establish, by 1 April 2006, a common set of rules which are to apply to the collection and preparation of price control review information for submission to the Authority by the licensee and every other relevant electricity distributor (“the price control review reporting rules”);

and thereby:

	(c)	to facilitate any review or modification by the Authority of the requirements of any of the charge restriction conditions of this licence (“a price control review”).

Part B: Preparation of price control review information

3.	Unless and insofar as the Authority otherwise consents, the licensee must:

	(a)	keep or cause to be kept for a period approved by the Authority, but not less than the period referred to in section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section, such accounting records and other records as are necessary to ensure that the price control review information of, or reasonably attributable to, the distribution business is separately identifiable in the accounting records of the licensee (and of any affiliate or related undertaking of the licensee); and

	(b)	prepare and submit to the Authority, on a consistent basis from such accounting records in respect of each financial year, price control review information for such aspects of the licensee’s distribution business and of the business of each affiliate or related undertaking of the licensee that either directly or indirectly provides goods and services to the licensee or forms part of the distribution business, either separately or consolidated, and in such manner and in respect of such

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financial year as may be required under the price control review reporting rules.

Part C: Delivery and review of price control review information

4.	Unless and insofar as the Authority otherwise consents, the licensee must deliver the price control review information to the Authority as soon as is reasonably practicable, and in any event not later than 31 July following the end of the financial year to which such information relates.

5.	The Authority may, in addition to any audit of the regulatory accounts of the licensee carried out in accordance with standard condition 42 (Regulatory Accounts), review, or arrange for a person nominated by the Authority (“a reviewer”) to review, matters in the price control review information in respect of which the Authority requires clarification.

6.	Subject to paragraph 7, the licensee, in relation to the purposes of any review carried out under paragraph 5:

(a) shall give the Authority or (as the case may be) the reviewer all such assistance as it or he may reasonably require; and

(b) shall (and must procure, insofar as it is able to do so, that any affiliate or related undertaking of the licensee, any person by whom it procures the performance of any obligation under this condition and any auditor of such person, or of the licensee or any affiliate or related undertaking of the licensee, shall) cooperate fully with the Authority or (as the case may be) with the reviewer so as to enable him to carry out and complete his review for the Authority.

7.	Where a reviewer has been nominated in accordance with paragraph 5, the licensee’s performance of its obligations under paragraph 6 in relation to the reviewer is conditional on the reviewer’s having entered into an agreement with the licensee to maintain confidentiality on reasonable terms.

Part D: Establishment of the price control review reporting rules

8.	The price control review reporting rules shall be the rules of that name, issued by direction of the Authority in accordance with the provisions of paragraph 9 for the purposes of this condition generally, as from time to time modified by the Authority in accordance with the provisions of Part F of this condition, and with which the licensee and every other relevant electricity distributor shall be required to comply for the purposes of collecting and preparing price control review information for submission to the Authority.

9.	Before issuing a direction under paragraph 8, the Authority must have:

(a) given notice to all relevant electricity distributors:

(i) stating that it intends to issue the price control review reporting rules,

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(ii) setting out the contents of those rules and the date on which it is proposed that the direction should take effect, and

(iii) specifying the period (not being less than 28 days from the date of the notice) within which representations or objections with respect to those rules may be made;

	(b)	considered any representations or objections which are duly made and not withdrawn; and

	(c)	given reasons for its decision.

10.	The licensee shall take all appropriate steps within its power:

	(a)	in conjunction and co-operation with every other relevant electricity distributor; and

	(b)	in accordance with a programme of work and an associated timetable established and directed by the Authority in consultation with all relevant electricity distributors,

to develop the price control review reporting rules for implementation pursuant to this condition by 1 April 2006.

Part E: Content of the price control review reporting rules

11.	Subject to paragraphs 12 to 15, the price control review reporting rules may, in relation to any requirement of this condition in respect of the price control review information, specify:

	(a)	the meaning to be applied to words and phrases (other than those defined in this or any other condition of this licence) used in connection with such information;

	(b)	the methodology for calculating or deriving numbers comprising any part of such information;

	(c)	requirements as to the form and manner in which such information must be recorded;

	(d)	requirements as to the standards of accuracy and reliability with which such information must be recorded;

	(e)	requirements as to the form and the content of such information;

	(f)	requirements as to the manner in which such information must be provided to the Authority; and

	(g)	requirements as to those parts of such information which may fall to be considered by a reviewer and the nature of that consideration,

and (having particular regard to the provisions of section 105 of the Utilities Act 2000) may also specify which (if any) of the information

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provided under this condition is to be subject to publication by the Authority.

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12.	The price control review reporting rules may not:

	(a)	exceed what is necessary to achieve the purposes of this condition, having regard in particular to the materiality of the costs likely to be incurred by the licensee in complying therewith; or

	(b)	purport to have effect with respect to the interpretation of any other condition of this licence or the fulfilment by the licensee of any obligation imposed in respect of any matter which is the subject of any such condition.

Part F: Modification of the price control review reporting rules

13.	The Authority may modify, in whole or in part, any price control review reporting rules established in accordance with Part D of this condition, in accordance with the following provisions of this Part F.

14.	Subject to paragraph 15, where the Authority considers that it is necessary to modify the price control review reporting rules in order to provide more accurate, consistent, useful or comparable information for the purposes of a price control review, it may do so by issuing a direction to that effect where it:

	(a)	has first given notice to all relevant electricity distributors:

(i) stating that it proposes to make the modification,

(ii) setting out the text of the modification, the purpose and effect of the modification and the date on which it is proposed to come into effect, and

(iii) specifying the period (not being less than 28 days from the date of the notice) within which representations or objections with respect to the proposed modification may be made;

	(b)	has considered any representations or objections which are duly made and not withdrawn; and

	(c)	has given reasons for its decisions.

(e)	Where a modification of the price control review reporting rules relates to the introduction into those rules of a requirement to provide:

	(a)	a new category of price control review information; or

	(b)	an existing category of price control review information to a greater level of detail,

and in either case such information has not previously been collected by the licensee (whether under the provisions of the price control review reporting rules or otherwise), it shall not be a breach of that requirement for the licensee to provide estimates in respect of that

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category, for the year in which the modification is made and for any preceding year, derived from such other information available to the licensee as may be appropriate for that purpose.

Part G: Interpretation

16.	A consent under paragraph 3 or 4 may be given in relation to some or all of the requirements of the relevant paragraph and subject to such conditions as the Authority considers appropriate or necessary having regard to the purposes of this condition.

17.	For the purposes of this condition:

“price control review information” means the information required to be submitted by the licensee pursuant to this condition, and is to be interpreted in accordance with the price control review reporting rules; and

“relevant electricity distributor” means an electricity distributor in whose licence this condition has effect.

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Consequential amendments to other standard conditions

1.	In respect of:

(a) paragraph 11(a) of standard condition 4 (Use of System Charging Methodology); and

(b) paragraph 23(a) of standard condition 4B (Connection Charging Methodology),

replace the text:

“the application of any charge restriction conditions (within the meaning given in paragraph 3 of special condition A (Definitions and Interpretation) (England and Wales) or paragraph 2 of special condition B (Definitions) (Scotland) of the distribution licences as at 1 April 2004”

with:

“the application of any charge restriction conditions (within the meaning given in paragraph 4 of special condition A1 (Definitions and Interpretation) of the distribution licence.”

2.	In respect of standard condition 4D (Requirement to Offer Terms for Use of System and Connection), replace references to:

“standard condition 36B – Requirement to Offer Terms for the Provision of Distributor Metering and Data Services”

with:

“standard condition 36 (Requirement to Offer Terms for the Provision of Basic Metering Services or standard condition 36A (Requirement to Offer Terms for the Provision of Data Services)”

3.	In respect of standard condition 4D (Requirement to Offer Terms for Use of System and Connection), in paragraph 8 delete the text “or any such provisions to like effect contained in any further regulations then in force made pursuant to sections 6(3), 60, and 64(1) of the Act"

4.	In respect of standard condition 40, in paragraph 1 of that condition the reference to standard condition 36A should be replaced with a reference to standard condition 36B.